STOCK ORDER FORM

EAGLE BANCORP MONTANA

Stifel Nicolaus
Stock Information Center
18 Columbia Turnpike
Florham Park, NJ 07932
Call us toll-free
at 1-(877)

For Internal Use Only

BATCH #________ ORDER #________ CATEGORY #________

REC'D________________ O________ C________

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 12:00 noon, Mountain Time, on __________, 2010. Subscription rights will become void after this time. Stock order forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form or by hand delivery to the Bank's headquarters at 1400 Prospect Avenue, Helena, MT. Hand-delivered stock order forms will only be accepted at this location. You may NOT deliver this form to American Federal Savings Bank branch offices. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	X $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 25,000 ($250,000).
See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to: **Eagle Bancorp Montana, Inc.**, in the amount of: $ .00

Cash, wire transfers, and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. American Federal Savings Bank line of credit checks may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the American Federal Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. **IRA and other retirement accounts held at American Federal Savings Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

For Internal Use Only	American Federal Savings Bank Deposit Account Number(s)	Withdrawal Amount(s)
		$ .00
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, **as of the earliest date**, to the purchaser(s) listed in Section 9:

a. ☐ Depositors with accounts at American Federal Savings Bank with aggregate balances of at least $50 at the close of business on November 30, 2008.

b. ☐ Depositors with accounts at American Federal Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2009.

c. ☐ Depositors of American Federal Savings Bank at the close of business on ________, 2010 and to borrowers of American Federal Savings Bank as of April 4, 2000 whose borrowings remain outstanding as of ________, 2010.

Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d. ☐ You are a resident in the State of Montana.

e. ☐ You were an Eagle Bancorp stockholder as of ________, 2010.

f. ☐ You are placing an order in the Community Offering, but (d) and (e) above do not apply.

ACCOUNT INFORMATION - SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under "Subscription Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit or Loan Account Title (Name(s) in Account)	American Federal Savings Bank Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT AND EMPLOYEES Check if you are an Eagle Financial MHC, Eagle Bancorp or American Federal Savings Bank:

☐ Director/Trustee ☐ Officer ☐ Employee ☐ Immediate family member, as defined on the Stock Order Form Instructions.

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitations are increased. See Stock Order Form Instructions for further guidance. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other stock order forms	Number of shares ordered	Name(s) listed in Section 9 on other stock order forms	Number of shares ordered

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the subscription offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualified in a lower subscription priority category. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone Number (Important)
City (Important)	State	Zip	County (Important)	Evening Phone Number (Important)

(10) FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions.

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Uniform Transfer to Minors Act

☐ Corporation/Partnership ☐ Other __________ *(for reporting SSN, use minor's)*

FOR TRUSTEE/BROKER USE ONLY:

☐ IRA
SSN of Beneficial Owner : ____-____-____

(11) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand, to be effective, this form, properly completed, together with full payment, must be received by Eagle Bancorp Montana, Inc. no later than 12:00 noon, Mountain Time, on __________, 2010, otherwise this form and all subscription rights will be void. **(continued on reverse side of this form)**

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

STOCK ORDER FORM - SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate - The term “associate” of a person means:

(1) any corporation or organization, other than Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank or a majority-owned subsidiary of Eagle Bancorp or American Federal Savings Bank, of which the person is a senior officer, partner or beneficial owner, directly or indirectly, of 10% or more of any equity security; (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, that for the purposes of subscriptions in the offering and restrictions on the sale of stock after the conversion, the term “associate” does not include a person who has a substantial beneficial interest in an employee stock benefit plan of American Federal Savings Bank, or who is a trustee or fiduciary of such plan, and for purposes of aggregating total shares that may be held by officers and directors of Eagle Financial MHC, Eagle Bancorp, American Federal Savings Bank or Eagle Montana, the term “associate” does not include any tax-qualified employee stock benefit plan of American Federal Savings Bank; and (3) any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Eagle Financial, MHC, Eagle Bancorp, American Federal Savings Bank or Eagle Montana.

Acting in concert - The term “acting in concert” means.

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company which acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons exercising subscription rights through a single qualifying deposit account held jointly, whether or not related, will be deemed to be acting in concert unless we determine otherwise.

Please see the Prospectus section entitled “The Conversion and Offering - Limitations on Common Stock Purchases” for more information on purchase limitations.

(11) ACKNOWLEDGEMENT AND SIGNATURE (continued from front of Stock Order Form)

I agree that, after receipt by Eagle Bancorp Montana, Inc., this Stock Order Form may not be modified or canceled without Eagle Bancorp Montana, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $500,000 in all categories of the offering combined, for any person or entity, together with associates of, or persons acting in concert with, such person or entity, as set forth in the Plan of Conversion and Reorganization and the Prospectus dated ___________, 2010.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY EAGLE BANCORP MONTANA, INC. OR AMERICAN FEDERAL SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision’s Consumer Response Center, toll-free, at (800) 842-6929.

I further certify that, before purchasing the common stock of Eagle Bancorp Montana, Inc., I received the Prospectus dated _________, 2010, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Eagle Bancorp Montana, Inc. in the “Risk Factors” section beginning on page___. Risks include, but are not limited to the following:

1. While Montana has not to date experienced the significant economic and real estate related decline of many other parts of the Western United States, a change in Montana’s economy could adversely affect earnings.

2. If the allowance for credit losses is not sufficient to cover actual loan losses, our earnings could decrease.

3. We could record future losses on our securities portfolio.

4. The United States economy is in a deep recession. A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.

5. Any future Federal Deposit Insurance Corporation insurance premiums or special assessments will adversely impact our earnings.

6. As a savings bank, pursuant to the Home Owners’ Loan Act, or HOLA, American Federal Savings Bank is required to maintain a certain percentage of its total assets in HOLA-qualifying loans and investments, which limits our asset mix and could significantly restrict our ability to diversify our loan portfolio.

7. Because we intend to increase our commercial real estate and commercial business loan originations, our credit risk will increase and continued downturns in the local real estate market or economy could adversely affect our earnings.

8. Declines in home values could decrease our loan originations and increase delinquencies and defaults.

9. We depend on the services of our executive officers and other key employees.

10. Changes in interest rates could adversely affect our results of operations and financial condition. 11. Strong competition may limit growth and profitability.

12. We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

13. A federal legislative proposal has been introduced that would eliminate the Office of Thrift Supervision, the primary federal regulator of Eagle Bancorp and Eagle Montana, which may require Eagle Montana to become a bank holding company.

14. If our investment in the Federal Home Loan Bank of Seattle becomes impaired, our earnings and stockholders’ equity could decrease.

15. Future legislative or regulatory actions responding to perceived financial and market problems could impair our ability to foreclose on collateral. 16. The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

17. We have broad discretion to deploy our net proceeds and our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.

18. Our return on equity initially will be low compared to our historical performance. A lower return on equity may negatively impact the trading price of our common stock. 19. Trading in our common stock is limited, and there is no guarantee that a liquid market for our common stock will develop.

20. The ownership interest of management and employees could enable insiders to prevent a merger that may provide stockholders a premium for their shares. 21. The implementation of the stock-based incentive plan may dilute your ownership interest.

22. Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based incentive benefit plan will adversely affect our profitability.

23. Various factors may make takeover attempts more difficult to achieve.

24. You may not revoke your decision to purchase Eagle Montana common stock in the subscription offering after you send us your subscription.

By executing this form, the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

EAGLE BANCORP MONTANA, INC. STOCK ORDER FORM INSTRUCTIONS - SIDE 1

Sections (1) and (2) - Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person, or persons exercising subscription rights through a single qualifying deposit account held jointly, is 25,000 shares ($250,000). Further, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) of common stock, in all categories of the offering combined. Current Eagle Bancorp stockholders are subject to these purchase limitations. Please see the Prospectus section entitled “The Conversion and Offering - Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) - Method of Payment - Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Eagle Bancorp Montana, Inc. These will be cashed upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at American Federal Savings Bank statement savings rate until the offering is completed, at which time, a subscriber will be issued a check for interest earned. Please do not remit cash, an American Federal Savings Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) - Method of Payment - Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your American Federal Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you - the funds designated will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from an American Federal Savings Bank certificate of deposit account. Note that you may NOT designate deposit accounts with check-writing privileges. Submit a check instead. If you request that we do so, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate for direct withdrawal American Federal Savings Bank IRA or other retirement accounts. For guidance on using retirement funds, whether held at American Federal Savings Bank or elsewhere, please contact the Stock Information Center as soon as possible - preferably at least two weeks before the _______, 2010 offering deadline, and see the Prospectus section entitled “The Conversion and Offering - Using Individual Retirement Account Funds to Purchase Shares.” Your ability to use retirement accounts to buy shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.

Section (5) - Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b), and (c) refer to the Subscription Offering. If you checked one of these boxes, list all American Federal Savings Bank account numbers (deposit or loan, as applicable) that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to a Community Offering. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See the Prospectus section entitled “The Conversion and Offering,” for further details about the Subscription and Community Offerings.

Section (6) - Management and Employees. Check the box if you are an American Federal Savings Bank, Eagle Bancorp or Eagle Financial MHC director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) - Maximum Purchaser Identification. Check the box, if applicable. Your failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you check the box but have not subscribed for the maximum amount and did not complete item 8, you will not receive this notification.

Section (8) - Association/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) - Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable FINRA member within one day of payment thereof.

EAGLE BANCORP MONTANA, INC. STOCK ORDER FORM INSTRUCTIONS - SIDE 2

STOCK ORDER FORM INSTRUCTIONS - SIDE 2

Section (10) - Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be names on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials - use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually - Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have had an eligible deposit account at American Federal Savings Bank on November 30, 2008, December 31, 2009 or _______________, 2010 or a loan on April 4, 2000 that remained outstanding as of ______________, 2010.

Buying Stock Jointly - To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at American Federal Savings Bank on November 30, 2008, December 31, 2009 or _______________, 2010 or a loan on April 4, 2000 that remained outstanding as of ___________, 2010.

Joint Tenants - Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common - May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor - Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at American Federal Savings Bank on November 30, 2008, December 31, 2009 or _______________, 2010 or a loan on April 4, 2000 that remained outstanding as of ______________, 2010. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the MT Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-MT (list only the minor’s social security number). Buying Stock for a Corporation/Partnership - On the first name line, indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at American Federal Savings Bank on November 30, 2008, December 31, 2009 or _______________, 2010 or a loan on April 4, 2000 that remained outstanding as of ______________, 2010.

Buying Stock in a Trust/Fiduciary Capacity - Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at American Federal Savings Bank on November 30, 2008, December 31, 2009 or _______________, 2010 or a loan on April 4, 2000 that remained outstanding as of______________, 2010. Buying Stock in a Self-Directed IRA (for trustee/broker use only) - Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at American Federal Savings Bank on November 30, 2008, December 31, 2009 or _______________, 2010 or a loan on April 4, 2000 that remained outstanding as of ______________, 2010.

Section (11) - Acknowledgement and Signature. Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by Eagle Bancorp Montana, Inc.’s Stock Information Center by 12:00 noon, Mountain Time, on ___________, 2010. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight courier to the Stock Information Center address indicated on the front of the Stock Order Form, or by hand-delivery to the Bank’s headquarters, which is located at 1400 Prospect Ave, Helena, Montana. Hand-delivered Stock Order Forms will only be accepted at this location. Please do not mail stock order forms to the Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free at 1-(877) ___-____ Monday through Friday from 9:00 a.m. to 3:00 p.m. Mountain Time. The Stock Information Center is not open on weekends or bank holidays.